UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2006

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.      Other Events.

On June 28, 2006, Senesco Technologies, Inc., a Delaware corporation (the “Company”), issued a press release to report that ArborGen, LLC (“ArborGen”), the Company’s forestry product co-development partner, has decided to exercise its option to license the Company’s technology. The Company will receive license and royalty fees from ArborGen. ArborGen’s decision is based on positive results from the first year of field trials. Pursuant to the terms of the Development and Option Agreement between the Company and ArborGen dated June 28, 2002, the parties have a certain period of time to negotiate a license in good faith.

The information in this Form 8-K shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and this Form 8-K shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.

The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of Senesco Technologies, Inc. dated June 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: June 28, 2006	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer